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                                                                   EXHIBIT 10.14

                             IN FOCUS SYSTEMS, INC.
                            1997 EXECUTIVE BONUS PLAN
                           CEO, CHAIRMAN OF THE BOARD

POLICY: It is In Focus Systems' policy to provide the Corporate CEO and Chairman of the Board the opportunity for increased compensation based upon In Focus Systems' overall achievement of Corporate profit goals.

GUIDELINES:    1.   Adoption of Plan

               This Executive Bonus Plan (the "Plan") was adopted by the Board of Directors of In Focus Systems, Inc. (the "Company") effective January 24, 1997.

               2.   Purpose of Plan and Effective Date

               The purpose of the Plan is to establish the terms and conditions under which the Company will pay Executive bonuses for the calendar year beginning January 1, 1997, and ending December 31, 1997.

               Unless the Board of Directors specifically provides otherwise, all Executive bonuses will be awarded solely in accordance with this Plan.

               3.   Eligibility

               Eligibility is limited to the CEO and Chairman of the Board of the Company.

               Eligible Executives must be in active pay status for an entire quarter to be paid profit sharing for that quarter. The Executive must also be in active pay status when profit sharing checks are distributed in order to receive that quarter's profit sharing payout.

               In the event that an Executive is with the Company for less than one year, a pro-rated bonus will be calculated based on number of months employed. No annual bonus will be paid if an Executive joins the Company after October 1, 1997. Executives must be actively employed on the last day of the year to be eligible for any annual bonus amount.




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               4.   Plan Components

               (a)  Profit Sharing

               The first component of the bonus plan shall be the payment of the profit sharing, paid quarterly. The percentage to be paid (multiplied by the Executive's quarterly salary) shall be at the same rate as calculated for other employees in accordance with the currently approved In Focus Systems Profit Sharing Program. The payment to be made to the Executives shall not reduce the amount to be paid to other employees, i.e., shall not come from the profit-sharing pool calculated for other employees.

               (b)  Annual Bonus

               The second component of the bonus plan shall be an annual bonus paid at year end based on: the Company's 1997 financial performance (Profit Before Tax). This payout shall be calculated as follows:

               - The targeted bonus shall be 60 percent and shall be calculated using the following formula:

                                   Bonus = (P) * (60%)

                    where:
                    -- P = Corporate PBT performance (vs. Operating Plan) calculated by dividing actual 1997 Profit Before Tax (PBT) plus income/loss from joint venture activity by Operating Plan PBT plus planned income/loss from joint venture activity.


               - Other limitations/constraints regarding calculation of the bonus are as follows:

                    --   Bonus = 0 if P is less than 75%
                    --   Maximum bonus payout shall be 200% of the target bonus
                         amount.
                    --   An accelerator shall apply to above plan performance
                         starting at 110% of plan.  For every percent above
                         110%, 1.5% shall be added to the bonus amount (see attachment for examples).


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               5.   Payment of Executive Bonus

                    Payment of the Executive Bonus Plan will be based on audited year-end results, and will be distributed within 30 days after the audit has been completed.

               6.   Discretion of the Board of Directors

                    Nothing in this Plan shall prohibit the Board of Directors from awarding a bonus to one or more Executives in addition to the Executive Bonus awarded pursuant to this Plan.

                    The Board of Directors reserves the right to modify, change or rescind this policy at any time at its sole discretion as is required to meet the Company's objectives.